FLORIDAFIRST BANCORP, INC. ANNOUNCES INCREASED EARNINGS
                                 FOR FISCAL 2003

Lakeland, FL, November 3, 2003 (Nasdaq National Market "FFBK"). FloridaFirst Bancorp, Inc. (the "Company") today reported an increase of 10% in net income for the quarter ended September 30, 2003 as compared to the comparable quarter in 2002. Net income was $1,633,000, or $ .31 diluted earnings per share, compared to net income of $1,490,000, or $ .28 diluted earnings per share, for the same period last year. Net income was $6,021,000 for the fiscal year ended September 30, 2003, or $1.13 diluted earnings per share, compared to $5,604,000, or $1.05 diluted earnings per share, for fiscal 2002.

Diluted earnings per share for the quarter ended September 30, 2003 included a net income impact of $411,000, or 8 cents per share, from gains on the sale of securities. Diluted earnings per share for the quarter ended September 30, 2002 included a net income impact of $141,000, or 3 cents per share, from $106,000 in gains on the sale of securities, recognition of $240,000 from the value of stock received in the demutualization of an insurance company in which the company was a policyholder, less a $205,000 write-down of a commercial tract of land that the Company currently holds for sale.

Diluted earnings per share for the fiscal year ended September 30, 2003 included a net income impact of $870,000, or 16 cents per share, from $1,186,000 in gains on the sale of securities, offset by $317,000 related to the write-off of merger related costs. Diluted earnings per share for the fiscal year ended September 30, 2002 included a net income impact of $444,000, or 8 cents per share, from $432,000 in gains on the sale of securities, recognition of $240,000 from the value of stock received in the demutualization of an insurance company in which the company was a policyholder, less a $205,000 write-down of a commercial tract of land that the Company currently holds for sale.

President and CEO, Gregory C. Wilkes, commented, "We are delighted to announce record earnings for our fiscal year that ended September 30, 2003. Our management and staff faced a variety of very different challenges this past year
- a struggling economy, a historically low interest rate environment, addressing strategic business alternatives for the company, and more. We met all these challenges head on with commitment and determination and achieved our goals. We finished the year by generating over $270 million in new loans, a 50% increase over 2002's record production. Our consumer and commercial average loans outstanding increased 17% from 2002 to 2003. Average balances in checking and money market accounts grew 16% over the past twelve months. And, in our first full year of our annuity sales program we exceeded our projected net income by 50%."

"Credit quality remained strong as we finished the year with lower non-performing loans and net charge-offs from the previous year." Wilkes added, "In addition, despite the significant refinances and lower loan yields we experienced during the year, our net interest margin only narrowed by 11 basis points to 3.36%."

205 East Orange Street - P. O. Box 1527   -   Lakeland, Florida 33802-1527 -
                                 (863) 688-6811

The Company's wholly owned subsidiary, FloridaFirst Bank, currently operates 19 offices in Highlands, Manatee, Polk and Sumter Counties in the central area of the state of Florida. Visit our Website at www.floridafirstbank.com or for
                                                ------------------------
further information, contact Kerry P. Charlet, Chief Financial Officer, at (863) 688-6811, extension 1004.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by FloridaFirst Bancorp, Inc. with the Securities and Exchange Commission from time to time.


205 East Orange Street - P. O. Box 1527   -   Lakeland, Florida 33802-1527 -
                                 (863) 688-6811

                           FLORIDAFIRST BANCORP, INC.
                         SELECTED FINANCIAL INFORMATION
                  (Dollars in thousands except per share data)

                                                      Three months ended                    Year ended
                                                          September 30,                    September 30,
                                                   ------------------------          -----------------------
                                                      2003           2002              2003           2002
                                                      ----           ----              ----           ----
OPERATING DATA:
Interest income                                     $10,642         $12,871           $45,730        $48,910
Interest expense                                      4,623           6,257            20,843         24,948
Net interest income                                   6,019           6,614            24,887         23,962
Provision for loan losses                               120             180               660            680

Non-interest revenue:                                 1,999           1,723             7,060          5,196
    Service fees, charges, etc.                         659             774             2,672          2,359
    Gain on sale of loans                               224              50               712            274
    Gain on sale of securities                          650             549             1,882          1,254
    Other                                               466             350             1,794          1,309

Non-interest expense:                                 5,500           6,051            22,527         20,517
   Compensation and benefits                          2,759           2,907            10,960         10,781
   Occupancy and equipment expense                      839             854             3,400          3,003
   Amortization of Core Deposit Intangible              375             405             1,560          1,080
   Other                                              1,527           1,885             6,607          5,653

NET INCOME                                          $ 1,633         $ 1,490           $ 6,021        $ 5,604
Basic earnings per share                            $  0.32         $  0.29           $  1.19        $  1.10
Diluted earnings per share                          $  0.31         $  0.28           $  1.13        $  1.05
Weighted average shares outstanding - Basic           5,081           5,039             5,062          5,095
Weighted average shares outstanding - Diluted         5,343           5,227             5,322          5,339

BALANCE SHEET DATA:                                  Sep-03          Sep-02
                                                     ------          ------
Total assets                                      $ 819,231       $ 859,446
Loans, net                                          496,661         499,364
Securities                                          252,898         272,624
Deposits                                            552,909         587,431
FHLB advances                                       136,175         129,500
Total equity                                        101,972          98,978

                                                       Three months ended                    Year ended
                                                           September 30,                    September 30,
                                                     -----------------------           --------------------
SELECTED PERFORMANCE RATIOS:                           2003            2002             2003           2002
                                                       ----            ----             ----           ----
(annualized where appropriate)
Return on average assets                              0.81%           0.72%             0.73%          0.74%
Return on average equity                              6.34%           6.24%             5.94%          5.92%
Net interest margin in average earning assets         3.30%           3.50%             3.36%          3.47%
Efficiency ratio                                        70%             69%               70%            67%

Allowance for loan losses to total loans              0.89%           0.90%
Non-performing assets to total assets                 0.18%           0.17%

Equity to assets at period end                       12.45%          11.52%
Book value per share                                $ 18.93         $ 18.40

                       Website - www.floridafirstbank.com